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                                                               Exhibit 99.B11(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement (File No. 33-92540) under the Securities Act of 1933 on Form N-1A of our report dated April 23, 1997 accompanying the financial statements and financial highlights of Farrell Alpha Strategies - The Japan Alpha Fund. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
July 29, 1997